UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

United Fire & Casualty Company
 (Exact name of registrant as specified in its charter)

Iowa	001-34257	42-0644327
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

118 Second Avenue, S.E., Cedar Rapids, Iowa	52407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (319) 399-5700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
Our 2010 Annual Meeting of Stockholders was held on May 19, 2010 in Cedar Rapids, Iowa. Represented at the meeting, in person or by proxy, were 23,701,744 shares constituting approximately 90% of the issued and outstanding shares entitled to vote as of the close of business on March 22, 2010. The following proposals were adopted by the margins indicated.
Proposal 1: Election of four Class B directors for a term of three years or until such time as their respective successors has been elected.

Proposal 1:		Number of Shares
		Voted For	Withheld Vote
James W. Noyce	Class B Director	22,122,872	222,643
Mary K. Quass	Class B Director	21,071,476	1,274,039
John A. Rife	Class B Director	21,060,862	1,284,653
Kyle D. Skogman	Class B Director	22,120,897	224,618
Proposal 2: Ratification of the appointment of our independent registered public accounting firm, Ernst & Young, LLP.

Proposal 1:	Number of Shares
	Voted For	Voted Against	Abstained
Appointment of Ernst & Young, LLP	22,559,709	1,125,119	16,916
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.
The following exhibits are furnished herewith.

Exhibit
99.1	Press Release, dated May 20, 2010, regarding our annual stockholders’ meeting.
Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire & Casualty Company (Registrant)

May 20, 2010
(Date)

/s/ Randy A. Ramlo
Randy A. Ramlo, President and Chief Executive Officer

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